Exhibit 99.4
KADANT INC.

Unaudited Pro Forma Condensed Combined Financial Information

On January 2, 2019, Kadant Inc. ("Kadant" or the "Company") completed its acquisition of the equity interests of LLCP PCS Alternative Syntron, LLC and Syntron Material Handling Group, LLC (together with certain of its affiliates, "SMH") for approximately $179,000,000, subject to certain customary adjustments.

The unaudited pro forma condensed combined balance sheet as of September 29, 2018, and the unaudited pro forma condensed combined statement of income for the fiscal year ended December 30, 2017 and for the fiscal nine months ended September 29, 2018, are presented herein. The unaudited pro forma condensed combined balance sheet information as of September 29, 2018 gives effect to the acquisition by Kadant of SMH as if it had been completed on September 29, 2018. The unaudited pro forma condensed combined statements of income for the fiscal year ended December 30, 2017 and for the fiscal nine months ended September 29, 2018, combines the historical results of Kadant and SMH and gives effect to the acquisition as if it had occurred as of the beginning of fiscal 2017.

The unaudited pro forma condensed combined financial statements presented are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes and do not purport to represent what the financial position or results of operations would actually have been if the acquisition occurred as of the dates indicated or what such financial position or results would be for any future periods. The unaudited pro forma condensed combined financial statements are based upon the respective historical consolidated financial statements of Kadant and the consolidated financial statements of SMH, consisting of its wholly-owned subsidiary, Syntron Material Handling Holdings, LLC, which represents the consolidated operating results of SMH, and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements presented herein;

•
the separate historical audited consolidated financial statements and accompanying notes of Kadant as of and for the fiscal year ended December 30, 2017, included in the Company's annual report on Form 10-K;

•
the separate historical unaudited condensed consolidated financial statements and accompanying notes of Kadant as of and for the fiscal nine months ended September 29, 2018, included in the Company's quarterly report on Form 10-Q;

•	the separate historical audited consolidated financial statements and accompanying notes of SMH as of and for the year ended December 31, 2017, included in this Current Report as Exhibit 99.2; and

•
the separate historical unaudited condensed consolidated financial statements and accompanying notes of SMH as of and for the nine months ended September 30, 2018, included in this Current Report as Exhibit 99.3.

The following unaudited pro forma condensed combined financial statements illustrate Kadant's acquisition of SMH using the purchase method of accounting. In the unaudited pro forma condensed combined balance sheet, the purchase price to acquire SMH has been allocated to the assets acquired and liabilities assumed based upon management’s preliminary estimate of their respective fair values. Any differences between fair value of the consideration issued and the fair value of the assets and liabilities acquired are recorded as goodwill. The amounts allocated to acquired assets and liabilities in the unaudited pro forma condensed combined financial statements are based on preliminary valuation estimates. Definitive allocations will be performed and finalized based on certain valuations and other analyses that will be performed by Kadant with the assistance of outside valuation specialists. Accordingly, the purchase price allocation adjustments and related amortization reflected in the following unaudited pro forma condensed combined financial statements are preliminary, have been made solely for the purpose of preparing these statements, are subject to revision, and will be adjusted based on a final determination of the fair values.

The unaudited pro forma condensed combined statements of income also include certain purchase accounting adjustments, including items expected to have a continuing impact on the combined results, such as increased amortization expense on acquired intangible assets. The unaudited pro forma condensed combined statements of income do not include the impacts of any revenue and cost or other operating synergies that may result from the acquisition. The unaudited pro forma condensed combined statements of income do not reflect certain amounts resulting from the acquisition because we consider them to be of a non-recurring nature.

KADANT INC.

The following table represents the preliminary estimated allocation of the purchase price for Kadant's acquisition of SMH over the estimated fair value of the assets acquired and liabilities assumed. The Company is still in the process of assembling the information necessary to finalize the allocation of the total purchase price and will obtain a final supporting third party valuation for certain tangible and intangible assets. The allocation of the purchase price will likely change upon completion of this assessment process.

The allocation of the purchase price of SMH as of January 2, 2019 is as follows:

(In thousands)	Estimated Fair Value

Cash and Cash Equivalents	$2,411
Accounts Receivable	10,566
Inventory	13,984
Other Current Assets	714
Property, Plant, and Equipment	7,718
Other Assets	9,474
Intangible Assets	77,140
Goodwill	85,207
Total Assets Acquired	$207,214

Accounts Payable	$4,894
Customer Deposits	2,958
Other Current Liabilities	3,194
Long-Term Deferred Income Taxes	2,893
Long-Term Lease Liability	15,556
Total Liabilities Assumed	$29,495
Net Assets	$177,719

Purchase Price:
Base Purchase Price	$179,000
Working Capital and Other Adjustments	(1,281)
Cash Paid to Seller Borrowed Under the Credit Agreement	$177,719
The estimated values of current assets, excluding inventory, and current liabilities were based upon their historical costs on the date of acquisition due to their short-term nature. Inventory, property, plant, and equipment and other assets were recorded at estimated fair value based primarily on cost and market approaches.

The following are the identifiable intangible assets acquired and the respective periods over which the assets will be amortized based on the underlying economic benefits to be realized:

(In thousands)	Amount	Weighted- Average Life
Customer Relationships	$52,900	15
Existing Technology	10,500	14
Tradenames	9,700	Indefinite
Other Intangibles	4,040	8
	$77,140
The amount assigned to identifiable intangible assets acquired was based on their respective fair values determined as of the acquisition date with assistance from an outside valuation consultant, using income and cost approaches. The excess of the purchase price over the tangible and identifiable intangible assets was recorded as goodwill and amounted to approximately $85,207,000.

KADANT INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEET
(Unaudited)

	September 29, 2018
(In thousands)	Kadant Historical	SMH Historical	Pro Forma Adjustments		Pro Forma Combined

Assets
Current Assets:
Cash and cash equivalents	$57,384	$1,273	$(2,972)	a	$55,685
Restricted cash	675	—	—		675
Accounts receivable, net	96,326	10,948	—		107,274
Inventories	91,736	11,705	3,251	b	106,692
Other current assets	21,347	1,082	—		22,429
Total Current Assets	267,468	25,008	279		292,755

Property, Plant, and Equipment, Net	79,458	5,323	2,184	c	86,965

Other Assets	13,509	—	741	d	14,250

Intangible Assets, Net	119,246	36,687	40,453	e, f	196,386

Goodwill	262,081	18,153	67,151	e, f	347,385

Total Assets	$741,762	$85,171	$110,808		$937,741

Liabilities and Stockholders' Equity
Current Liabilities:
Short-term obligations	$1,686	$210	$—		$1,896
Accounts payable	34,761	6,031	—		40,792
Accrued payroll and employee benefits	28,677	—	—		28,677
Customer deposits	36,431	2,773	—		39,204
Other current liabilities	41,025	3,197	(996)	g	43,226
Total Current Liabilities	142,580	12,211	(996)		153,795

Long-Term Deferred Income Taxes	25,168	—	2,441	h	27,609

Other Long-Term Liabilities	23,646	155	6,680	i	30,481

Long-Term Obligations	191,929	51,572	126,147	j, k	369,648

Total Kadant Stockholders' Equity and SMH Members' Equity	356,961	21,233	(23,464)	a.iii, l	354,730
Noncontrolling interest	1,478	—	—		1,478
Total Stockholders' Equity	358,439	21,233	(23,464)		356,208

Total Liabilities and Stockholders' Equity	$741,762	$85,171	$110,808		$937,741

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

KADANT INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
(Unaudited)

	Fiscal Year Ended December 30, 2017
(In thousands, except per share amounts)	Kadant Historical	SMH Historical	Pro Forma Adjustments		Pro Forma Combined

Revenues	$515,033	$81,992	$—		$597,025
Costs and Operating Expenses:
Cost of revenues	283,886	56,099	385	m	340,019
			(351)	n
Selling, general, and administrative expenses	159,756	14,264	73	m	174,571
			(3,531)	o
			4,424	p
			(67)	n
			(348)	q
Research and development expenses	9,563	18	—		9,581
Other income	203	200	—		403
	453,408	70,581	585		524,574
Operating Income	61,625	11,411	(585)		72,451
Interest Income	447	—	—		447
Interest Expense	(3,547)	(6,222)	6,222	s	(10,798)
			(7,251)	t
Other Expense, Net	(872)	(460)	—		(1,332)
Income Before Provision for Income Taxes	57,653	4,729	(1,614)		60,768
Provision for Income Taxes	26,070	7	1,361	u	27,438
Net Income	31,583	4,722	(2,975)		33,330
Net Income Attributable to Noncontrolling Interest	(491)	—	—		(491)
Net Income Attributable to Kadant and SMH	$31,092	$4,722	$(2,975)		$32,839

Earnings per Share Attributable to Kadant and SMH
Basic	$2.83				$2.99
Diluted	$2.75				$2.90
Weighted Average Shares
Basic	10,991				10,991
Diluted	11,312				11,312

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

KADANT INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
(Unaudited)

	Fiscal Nine Months Ended September 29, 2018
(In thousands, except per share amounts)	Kadant Historical	SMH Historical	Pro Forma Adjustments		Pro Forma Combined

Revenues	$469,851	$64,017	$—		$533,868
Costs and Operating Expenses:
Cost of revenues	262,515	43,029	289	m	305,570
			(263)	n
Selling, general, and administrative expenses	133,796	11,821	55	m	146,398
			(2,649)	o
			4,287	p
			(50)	n
			(207)	q
			(655)	r
Research and development expenses	8,049	6	—		8,055
Restructuring and other costs	1,717	142	—		1,859
	406,077	54,998	807		461,882
Operating Income	63,774	9,019	(807)		71,986
Interest Income	335	—	—		335
Interest Expense	(5,320)	(4,764)	4,764	s	(10,758)
			(5,438)	t
Other (Expense) Income, Net	(736)	2	—		(734)
Net Income Before Provision for Income Taxes	58,053	4,257	(1,481)		60,829
Provision (Benefit) for Income Taxes	15,575	(205)	1,626	u	16,996
Net Income	42,478	4,462	(3,107)		43,833
Net Income Attributable to Noncontrolling Interest	(487)	—	—		(487)
Net Income Attributable to Kadant and SMH	$41,991	$4,462	$(3,107)		$43,346

Earnings per Share Attributable to Kadant and SMH
Basic	$3.79				$3.91
Diluted	$3.69				$3.81
Weighted Average Shares
Basic	11,078				11,078
Diluted	11,388				11,388

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

KADANT INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 - Unaudited Pro Forma Condensed Combined Balance Sheet

The unaudited pro forma condensed combined balance sheet information as of September 29, 2018 gives effect to the acquisition by Kadant of SMH as if it had taken place on September 29, 2018 and is based on the historical balance sheets of Kadant as of September 29, 2018 and SMH as of September 30, 2018.

The following pro forma adjustments are based on preliminary estimates, which may change as additional information is obtained and are as follows:

(a)	Adjustments to cash were as follows:

i.
Record additional borrowings of $177,719,000 to fund the acquisition consideration paid. These borrowings were financed through a revolving credit facility dated as of March 1, 2017, as amended (the "Credit Agreement"), in the aggregate principal amount of up to $400,000,000.

ii.	Record cash paid to the sellers of $177,719,000, which was paid after September 29, 2018.

iii.
Record cash paid of $2,231,000 for acquisition-related transaction costs, which were paid subsequent to September 29, 2018. The impact of the acquisition-related costs has been excluded from the pro forma condensed combined statement of income in the fiscal year ended December 30, 2017 as it is a non-recurring item.

iv.	Record cash paid for deferred debt issuance costs of $741,000 related to the financing of the acquisition which were paid subsequent to September 29, 2018.

(b)
Adjust SMH's inventory to fair value. The cost of revenues impact related to the write-up of inventory has been excluded from the pro forma condensed combined statement of income as it is a non-recurring item.

(c)	Adjust SMH's property, plant, and equipment to fair value.

(d)	Record deferred debt issuance costs of $741,000 incurred in connection with financing the acquisition that were paid subsequent to September 29, 2018.

(e)	Eliminate SMH's historical goodwill and intangible assets.

(f)	Record goodwill and intangible assets associated with the acquisition.

(g)	Eliminate SMH's historical deferred rent liability for a real estate lease obligation that was revalued at the acquisition date.

(h)
Record a net long-term deferred tax liability primarily related to intangible assets and property, plant, and equipment acquired, offset in part by a long-term deferred tax asset related to the above-market real estate lease obligation noted in (i) below.

(i)
Record a long-term liability related to SMH's above-market real estate lease obligation, which has a remaining contractual life of 16 years. On December 30, 2018, the Company adopted Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842), which resulted in the recognition of a right of use asset and lease liability for most of its leases. Under this standard, the unfavorable above-market real estate lease obligation acquired in the acquisition of SMH was recorded at fair value as a reduction to the right of use asset in the allocation of purchase price table as of January 2, 2019 presented herein. However, these pro forma condensed combined statements present the results of Kadant and SMH prior to the adoption of ASU No. 2016-02, and as a result, the Company recorded a lease liability as a pro forma adjustment related to this above-market real estate lease in accordance with its accounting policies effective during the period presented.

(j)	Eliminate debt obligations of SMH that were settled prior to the closing of the acquisition.

(k)	Record additional borrowings by Kadant under the Credit Agreement to fund the acquisition consideration paid.

(l)	Eliminate SMH's historical equity accounts.

KADANT INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 2 - Unaudited Pro Forma Condensed Combined Statements of Income

The unaudited pro forma condensed combined statements of income for the fiscal year ended December 30, 2017, and fiscal nine months ended September 29, 2018, give effect to the acquisition of SMH by Kadant as if it had taken place as of the beginning of 2017 and are based on the historical statements of income of Kadant for the fiscal year ended December 30, 2017 and the fiscal nine months ended September 29, 2018 and SMH for the year ended December 31, 2017 and nine months ended September 30, 2018.

The following pro forma adjustments are based on preliminary estimates, which may change as additional information is obtained:

(m)
Record additional depreciation expense associated with fair value adjustments for property, plant, and equipment, which is amortized using the straight-line method over the estimated remaining useful lives of 3 to 14 years for machinery, equipment, and leasehold improvements.

(n)	Record amortization of an intangible liability for an above-market real estate lease, which is amortized using the straight-line method over the remaining contractual life of the lease obligation.

(o)	Eliminate SMH's historical amortization expense associated with its definite-lived intangible assets.

(p)
Record amortization expense associated with the definite-lived intangible assets. The impact of the write-up of acquired backlog of $1,242,000 and $358,000 has been excluded from the pro forma condensed combined statement of income for the fiscal year ended December 30, 2017 and the fiscal nine months ended September 29, 2018, respectively, as it is a non-recurring item.

(q)	Eliminate historical fees paid by SMH for management services under an agreement that terminated upon its acquisition by Kadant.

(r)	Eliminate SMH's historical acquisition transaction costs directly related to its acquisition by Kadant.

(s)	Eliminate SMH's historical interest expense related to debt that was settled prior to the closing of the acquisition.

(t)
Record an increase to interest expense to reflect the additional borrowings of $177,719,000 to fund the acquisition of SMH. Interest expense has been calculated based on interest rates available to Kadant under the Credit Agreement. The weighted average interest rates associated with these borrowings are approximately 4.08% for both the fiscal year ended December 30, 2017 and the fiscal nine months ended September 29, 2018. A variance of 1/8% in interest rates on these borrowings would change interest expense by $222,000 in the fiscal year ended December 30, 2017 and $167,000 in the fiscal nine months ended September 29, 2018.

(u)
Record the income tax effect of the pro forma adjustments and the effect of treating SMH as taxable within Kadant's consolidated U.S. group at an estimated effective tax rate of 45% in fiscal 2017 and 28% in the fiscal nine months ended September 29, 2018. The effective tax rate in fiscal 2017 excludes the impact of the Tax Cut and Jobs Act of 2017 for the remeasurement of SMH's deferred income tax assets and liabilities related to the decrease in the federal corporate income tax rate from 35% to 21% as it is a non-recurring item.